UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

October 2, 2012

COPART, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-23255	94-2867490
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14185 Dallas Parkway, Suite 300

Dallas, Texas 75254

(Address of principal executive offices, including zip code)

(972) 391-5000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 2, 2012, the Compensation Committee of our Board of Directors approved (i) the annual base salaries for fiscal 2013 for our named executive officers and (ii) the payment of various cash bonuses for the fiscal year ended July 31, 2012 for our named executive officers.

Following is a summary of (i) the annual base salaries for fiscal 2013 for our named executive officers and (ii) the payments made, or to be made, to our named executive officers for fiscal 2012 cash bonuses (in each case, as determined by reference to our proxy statement, dated November 14, 2011):

Name	Position	Annual Base Salary (Fiscal 2013)	Cash Bonus Amount (Fiscal 2012)
A. Jayson Adair	Chief Executive Officer	$1 (1)	$0
Vincent W. Mitz	President	$650,000 (1)	$600,000
William E. Franklin	Senior Vice President and Chief Financial Officer	$325,000 (2)	$316,778
Russell D. Lowy	Senior Vice President and Chief Operating Officer	$290,000 (3)	$280,540
Robert H. Vannuccini	Senior Vice President, Sales	$275,000 (4)	$370,506

(1) Represents no change in annual base salary from fiscal 2012 base salary.

(2) Represents an increase of approximately 4.8% in annual base salary, effective as of September 28, 2012.

(3) Represents an increase of approximately 5.5% in annual base salary, effective as of September 28, 2012.

(4) Represents an increase of approximately 5.8% in annual base salary, effective as of September 28, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COPART, INC.

By:	/s/ Paul A. Styer
Paul A. Styer Senior Vice President, General Counsel, and Secretary

Date: October 8, 2012